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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Joint Proxy/Registration Statement on Form S-4 of our report dated March 27, 2001 relating to the consolidated financial statements of LifeMinders, Inc. which appear in such Joint Proxy/Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data of LifeMinders" in such Joint Proxy/Registration Statement.



                              /s/ PricewaterhouseCoopers LLP

McLean, Virginia
September 24, 2001